UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________________

FORM 8-K
 _______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   January 30, 2015

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

299 SW Clay St., Suite 350 Portland, OR (Address of Principal Executive Offices)	97201 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Schnitzer Steel Industries, Inc. (the “Company”) held its 2015 annual meeting of shareholders on January 28, 2015. There were 26,782,727 shares of common stock entitled to be voted. There were 20,815,178 shares voted in person or by proxy. For more information on the following proposals submitted to shareholders, please see the Company’s proxy statement filed with the Securities and Exchange Commission on December 17, 2014. Below are the final voting results.

Proposal No. 1 - Election of Directors

Under our articles and bylaws our Board of Directors is divided into three classes. One class of directors is elected each year for a three-year term. The term of Class III directors expired at the 2015 Annual Meeting. The Board nominated David J. Anderson and John D. Carter, who were incumbent Class III directors, for election. The Board has determined that Mr. Anderson qualifies as an independent director under the Company’s Corporate Governance Guidelines, SEC rules and NASDAQ requirements. Mr. Carter is the Chairman of the Board. Shareholders voted to reelect both directors as set forth below.

Name	For	Withhold	Broker Non-Votes
David J. Anderson	20,014,756	800,422	0
John D. Carter	20,119,390	695,788	0

Proposal No. 2 - Advisory Resolution on Executive Compensation

As required by the Securities and Exchange Act of 1934 and rules of the Securities and Exchange Commission, each year the Company asks shareholders to approve, in a nonbinding resolution, the compensation paid to its named executive officers as disclosed in the proxy statement for the annual meeting. The Board of Directors recommended a vote in favor of the resolution because it believed that the Company’s executive compensation policies and practices as described in the proxy statement for the 2015 Annual Meeting are effective in aligning executives’ interests with those of shareholders and motivating executives to deliver sustained financial and operating performance that creates shareholder value.

The Company’s incentive plans, as disclosed in the Company’s proxy statement dated December 17, 2014, utilize metrics that management can directly influence, with a goal of reducing the impact of macro-economic events on compensation. In fiscal 2014, despite weak global economic conditions that adversely impacted export demand for recycled metal, the Company more than doubled its adjusted consolidated operating income compared with 2013, largely due to productivity initiatives and cost savings programs. The fiscal 2014 compensation plan that was presented to shareholders was based on similar designs that were approved by shareholders in 2012 and 2013. Target compensation in fiscal 2014 for the Company’s CEO was comprised of 17% salary and 83% at-risk compensation. For the other named Executive Officers, average target compensation was comprised of 36% salary and 64% at-risk compensation.

The Board of Directors takes seriously the views and interests of shareholders. In response to this shareholder vote, the Compensation Committee, in consultation with the Board, plans to conduct a comprehensive review of the design of its compensation plan to ensure executive pay is as effectively aligned with Company performance and the creation of shareholder value as possible. As it undertakes this process, the Board will continue to seek input from its shareholders.

For	Against	Abstain	Broker Non-Votes
5,055,911	15,687,060	72,207	0

 Proposal No. 3 - Approval of the Amended Executive Annual Bonus Plan

The Company established the Executive Annual Bonus Plan to enable the Company to qualify annual bonuses it pays as “performance-based compensation” that will be fully deductible notwithstanding limitations that would otherwise apply under Section 162(m) of the Internal Revenue Code. Tax law requires that the plan be re-approved by shareholders every five years in order for awards under the plan to continue to qualify as performance-based compensation. The plan contains a series of performance goals focused on operational and financial performance, including but not limited to EBITDA, operating income, return on capital, in-take purchase volumes, safety metrics and cost savings. In connection with the 2015 Annual Meeting, the Company asked shareholders to re-approve the plan and to approve additional performance metrics to enhance the Company’s flexibility in designing its annual incentive bonus program. The Board recommended that shareholders vote to re-approve the plan as amended.

For	Against	Abstain	Broker Non-Votes
19,406,657	1,330,403	78,118	0

Safe Harbor for Forward-Looking Statements

Statements and information included in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries. Forward-looking statements in this Form 8-K include statements regarding our expectations, intentions, beliefs and strategies regarding the future. When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: January 30, 2015	By:	/s/ Richard C. Josephson
Name: Richard C. Josephson
Title: Sr. V.P., General Counsel and Secretary